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                                                                    EXHIBIT 10.7

                                 SMITH & WESSON
                         SALES REPRESENTATIVE AGREEMENT

         THIS SALES REPRESENTATIVE AGREEMENT is effective as of October 23, 1999, between SMITH & WESSON CORP., a Delaware corporation with offices at 2100 Roosevelt Avenue, Springfield, Massachusetts 01104 and BONANZA INTERNATIONAL, INC. with offices at 99NW 183rd St., Suite 237, Miami, Florida 33169 ("Representative").

         1. Appointment.

         Smith & Wesson hereby appoints Representative as a non-exclusive sales representative to solicit and obtain orders for products of Smith & Wesson identified in Schedule A hereto ("the Products"), and Representative hereby accepts such nonexclusive appointment in accordance with this Agreement. Representative acknowledges that the name and reputation of Smith & Wesson and its Products constitute a valuable asset, and Representative shall conduct its activities ethically and strictly in accordance with the letter and spirit of applicable laws so that the name and reputation of Smith & Wesson and its Products shall not be adversely affected. Representative is not an agent, employee or franchisee of Smith & Wesson and may not assign or license any of its rights or obligations under this Agreement.

         2. Area of Responsibility.

         Representative shall be responsible for developing, soliciting and obtaining sales of Products solely within the geographic area described in Schedule B hereto ("Area of Responsibility"). Smith & Wesson shall have the right, in its sole and absolute discretion and at any time, to appoint additional sales representatives, to make direct sales to any person or entity, and to enlarge or reduce Representative's Area of Responsibility, with respect either to geographic territory or with respect to the inclusion or exclusion of any customers (either specifically by name or by type) included therein, by giving Representative ten (10) days' advance written notice of such change.

         3. Prices and Terms of Orders.

         (a) Representative shall solicit orders for the purchase of the Products from Smith & Wesson. All such orders shall be placed with Smith & Wesson, either by the customer, directly, or through the Representative. Such orders shall be at the prices and on the other terms and conditions specified by Smith & Wesson, including but not limited to, conditions of delivery, warranty, discount and payment.

         (b) All orders solicited and forwarded by Representative shall be in accordance with Smith & Wesson's sales policies and published procedures and shall require Smith & Wesson's express written acceptance and shall not be binding in any
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Representative Agreement-Bonanza International, Inc.
October 23, 1999
page: 2

respect upon Smith & Wesson without its acceptance. Decisions regarding a customer's credit and all matters relating to shipments and billings shall be made only by Smith & Wesson. Nothing contained in this Agreement shall in any manner be deemed to limit or affect the right of Smith & Wesson to change or modify its business operations or practices or to cease, in whole or in part, the production or sale of any Product(s), and Smith & Wesson shall incur no liability to Representative as a result of any such change, modification or cessation.

         4. Representative's Duties.

         Representative shall:

         (a) Use its best and principal efforts to diligently promote the sale and use of the Products and to solicit, secure, obtain and forward orders for the Products to Smith & Wesson; maintain a place of business within its Area of Responsibility reasonably adequate for the performance of its obligations under this Agreement; and, devote such time and attention to the performance of its obligations under this Agreement as may be required to perform such obligations satisfactorily.

         (b) Sell and promote only complementary, not competitive products.

         (c) Comply with all applicable laws, statutes and regulations governing the sale of the Products and adhere to the sales policies of Smith & Wesson as they may be established from time to time.

         (d) Forward immediately to Smith & Wesson any and all orders and any and all monies or remittances in any form which it may collect or receive from customers or accounts; and, make no allowances or adjustments in accounts or authorize the return of any Products unless given specific advance written authorization, in individual cases, by Smith & Wesson.

         (e) Carry liability insurance with an insurer and in such amounts as may be approved by Smith & Wesson in connection with all matters relating to any persons or business entities, vehicles and equipment, and any premises utilized by Representative in the performance of its obligations hereunder. Representative shall maintain such insurance in force and effect during the entire period of this Agreement, and provide Smith & Wesson with evidence of such insurance and its maintenance.

         (f) Maintain in its possession accurate sales records and provide Smith & Wesson with access to (and the right to copy) such records. Representative will report in reasonable detail, from time to time as Smith & Wesson may reasonably request, upon its sales activities.

         (g) Promptly submit to Smith & Wesson any and all inquiries, expressions of interest and potential orders. Representative shall promptly and diligently follow up on


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Representative Agreement-Bonanza International, Inc.
October 23, 1999
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all inquiries received by Smith & Wesson and forwarded to Representative for potential orders in its Area of Responsibility.

         5. Compensation.

         (a) Representative shall be compensated by payment of a commission on Completed Sales (as defined below) of Products to Smith & Wesson customers who are located within Representative's Area of Responsibility, and who are not specifically excluded under Section 2 or under Section 5(c) of this Agreement. No commission will be paid for sales to any customer who is specifically excluded by Smith & Wesson, regardless of geographic location. Only completed sales made solely during the term of a Representative's appointment hereunder qualify for a commission in accordance with the commission schedules and commission policies from time to time issued by Smith & Wesson. The current commission schedule of the company is attached as Schedule C hereto.

         Commissions shall be computed on the net sales price of the Products, minus deductions for such as the following determined by Smith & Wesson in its sole discretion: cancellations, returns, billed freight, allowances, promotional allowances, allowable cash discounts (whether or not taken), and taxes, including federal excise tax. Commissions shall be paid only for Products sold pursuant to orders which are (i) approved by Smith & Wesson, and (ii) which are sold to, accepted and paid for by, the customer (hereinafter referred to as a "Completed Sale"). Commissions shall be paid each month for all Completed Sales of Products during the preceding month which are sold to and paid for by Smith & Wesson's customers who are located in the Representative's Area of Responsibility.

         (b) Smith & Wesson reserves the right in its sole and absolute discretion to accept or reject orders and Smith & Wesson shall not be liable to Representative for commissions on any order or any part of any order which for any reason Smith & Wesson may reject or fail to ship.

         (c) Smith & Wesson reserves the right to sell direct to any account and to appoint distributors for the Products. These distributors and direct accounts may, in Smith & Wesson's sole and absolute discretion, be treated as Smith & Wesson proprietary accounts ("House Accounts") and Representative shall not be entitled to any commission for Smith & Wesson sales to such House Accounts.

         (d) All commissions shall be computed by Smith & Wesson, and such computations shall be deemed accepted as final unless Smith & Wesson receives a written objection from Representative within ten (10) days of the Representative's receipt of the disputed commission report

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Representative Agreement-Bonanza International, Inc.
October 23, 1999
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         6. Expenses.

         Representative shall be responsible for all of its expenses (including, without limitation: travel, entertainment, hotel, telephone, telex, telecopier, secretarial or office expense). Representative shall purchase from Smith & Wesson, at special prices set by Smith & Wesson, an adequate supply of demonstration Products, to be updated periodically to reflect those Products currently being offered for sale by Smith & Wesson.

         7. Representative's Employees.

         (a) Representative shall be responsible for the hiring, compensation, termination and all other matters relating to any persons or business entities utilized or employed by Representative in the conduct of its business activities. Smith & Wesson shall have no responsibility for any of the foregoing matters, and Representative shall indemnify and hold harmless Smith & Wesson from any liability, losses, damages, costs and expenses, including reasonable attorneys' fees, incurred in defending any claims or proceedings brought against it by reason of any such matters.

         (b) Nothing contained in this Agreement shall be construed to imply that Representative is an officer, partner, joint venturer, employee or agent of Smith & Wesson. It is expressly agreed that Representative is an independent contractor.

         8. Limitations Upon Representative's Authority.

         In addition to any other limitations contained in this Agreement, Representative shall not have, nor shall it represent itself as having, any authority, to:

         (a) make contracts in the name of or binding on Smith & Wesson or pledge Smith & Wesson's credit or extend credit in Smith & Wesson's name;

         (b) vary, alter, enlarge or limit orders or contracts for the sale of the Products;

         (c) except for those representations specifically authorized by Smith & Wesson, make any representations with respect to the Products or Smith & Wesson, or incur or assume for Smith & Wesson any liability or obligation other than those expressly authorized in writing by Smith & Wesson;

         (d) execute any receipt or acknowledgment of payment or satisfaction of any debt or obligation owed to Smith & Wesson or endorse or negotiate any instrument, draft, check or commercial paper in the name of Smith & Wesson, or

         (e) engage, employ, delegate, subcontract or enter into any arrangement or understanding for the purpose or having the effect of so engaging, employing, delegating, subcontracting, directly or indirectly, any third party to perform the duties or enjoy the rights of the Representative hereunder unless it shall have received the prior written consent of Smith & Wesson (which consent may be withheld by Smith & Wesson in its


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Representative Agreement-Bonanza International, Inc.
October 23, 1999
page: 5

sole and absolute discretion). In the event that Smith & Wesson consents to Representative's utilization of a third party to perform such duties, Representative assumes all responsibility for making sure that the third party is aware of, and complies with, the terms of this Agreement.

         9. Covenants.

         (a) Neither during the term of Representative's appointment under this Agreement nor at any time thereafter will Representative, directly or indirectly, make use of other than for the benefit of Smith & Wesson - or divulge to any person, firm, association or corporation - any of Smith & Wesson's supplier lists, customer lists, price lists, record books, trade secrets, confidential information or other information of any kind, nature or description concerning any matters affecting or relating to Smith & Wesson's business, except when expressly authorized to do so in writing by Smith & Wesson. Representative shall obtain a binding written agreement from each of its employees, representatives, agents and officers that he is aware of, and will comply with, the terms of this paragraph.

         (b) During the term of Representative's appointment under this Agreement Representative shall not handle, offer, act as sales representative or agent for, or sell other lines of products which are competitive with the Products, directly or indirectly, whether as representative, agent, warehouseman, distributor, wholesaler, dealer or otherwise, without Smith & Wesson's prior written consent. Smith & Wesson shall be the sole judge of which products are competitive. Representative shall deliver to Smith & Wesson upon the signing of this Agreement a list containing the names and addresses of each non Smith & Wesson manufacturer's product line which Representative seeks also to represent; and Representative shall update this list and seek Smith & Wesson's written consent before taking on any additional product lines for those manufacturers or any new manufacturer.

         (c) Representative acknowledges and agrees that all Smith & Wesson trade names and trademarks are the sole and exclusive property of Smith & Wesson. Representative shall not use such trade names or trademarks as part of its title or the name of its business. Representative also shall not use such trade names or trademarks in any manner in connection with an effort to sell the goods of others, whether or not such goods are competitive with the Products. Upon termination of this Agreement, Representative shall immediately discontinue any use of Smith & Wesson's trademarks, trade names, and any other identification with Smith & Wesson.

         10. Remedies.

         Representative acknowledges and admits that there would be no adequate remedy at law for its failure to comply with its obligations under this Agreement, and agrees that, in the event of any such failure, Smith & Wesson shall be entitled to equitable relief by way of temporary restraining order, preliminary injunction and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper,


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Representative Agreement-Bonanza International, Inc.
October 23, 1999
page: 6

without the necessity of posting any bond or proving any actual damages. Smith & Wesson will be entitled, if it so elects, to maintain proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach of this Agreement by Representative, to enforce the specific performance of this Agreement, to restrain or enjoin Representative from violating this Agreement or to obtain any combination of such remedies or other remedies as may be available to Smith & Wesson at the time of any such breach.

         11.      Indemnification.

         Representative shall indemnify and hold harmless Smith & Wesson, its shareholders, officers, directors, agents, servants and employees against all loss, liability, damage, cost and expense, including reasonable attorneys' fees and expenses, arising out of or resulting from the assertion against Smith & Wesson of any claims or obligations by reason of either (a) Representative's breach of this Agreement, including any unauthorized representations, or (b) the handling, possession or use of the Products by Representative or any of its employees or agents (excluding, however, liability arising solely out of the design or manufacture of the Products by Smith & Wesson).

         12.      Term and Termination of Agreement.

         (a) The term of Representative's appointment under this Agreement shall remain in effect until December 31, 2001, when it will automatically terminate provided, however, that either party may terminate this Agreement without cause by giving thirty (30) days written notice to the other party and, provided further, that Smith & Wesson may terminate this Agreement immediately by giving written notice of termination if any of the following happen:

                  (i) a breach of this Agreement by Representative;

                  (ii) any assignment by Representative for benefit of its creditors;

                  (iii) the death, incapacity, or insolvency of Representative (if it is an individual) or any partner or officer of Representative;

                  (iv) any substantial change in the management or control of Representative; and

                  (v) the institution by or against Representative of voluntary or involuntary proceedings in bankruptcy, or under any other insolvency law, or for receivership or dissolution of Representative.

         (b) All property of Smith & Wesson, and any copies thereof or any other form of reproduction, extract, abstract or description thereof, including summaries and records, shall be turned over to Smith & Wesson by Representative, or its representative, within


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Representative Agreement-Bonanza International, Inc.
October 23, 1999
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30 days after termination or expiration of such appointment of Representative under this Agreement

         (c) Representative shall not, upon the expiration or termination of this Agreement, return Products or inventory to Smith & Wesson or seek reimbursement, or seek any damages relating to prospective profits on sales or anticipated sales.

         13.      Miscellaneous.

         (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         (b) This Agreement supersedes any prior agreement between Smith & Wesson and Representative and constitutes the entire agreement between the parties. Except as otherwise set forth herein, this Agreement may not be modified or supplemented except by a writing signed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         (c) This Agreement constitutes a personal contract on the part of the Representative which may not be transferred or assigned, in whole or in part, by Representative without Smith & Wesson's prior written consent. For the purposes of this Agreement; a sale or transfer, directly or indirectly, of control over Representative or of more than a majority of any class of capital stock or other equity interest in Representative shall constitute a transfer or assignment prohibited by this paragraph. This Agreement may be assigned by Smith & Wesson and shall be binding upon and inure to the benefit of Smith & Wesson, its successors and assigns, and Representative, its heirs, representatives and approved assigns.

         (d) Any notices sent pursuant to this Agreement will be deemed given when delivered or, if sent by certified mail, postage prepaid, on the third business day following the date of mailing, addressed as follows:

         Company:                 Smith & Wesson Corp.
                                  2100 Roosevelt Avenue
                                  Springfield, Massachusetts 01104
         Representative:          Bonanza International, Inc.
                                  99 NW 183rd St.
                                  Suite 237
                                  Miami, FL 33169

Either party may change its address by written notice to the other in accordance with the provisions of this paragraph.

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Representative Agreement-Bonanza International, Inc.
October 23, 1999
page: 8


         (e) The waiver by Smith & Wesson of any breach hereof committed by Representative shall not constitute a waiver of any other or subsequent breach. A party breaching this Agreement agrees to pay all costs, expenses and reasonable attorneys' fees incurred by the other party resulting from the breach of the terms or conditions of this Agreement.

SMITH & WESSON CORP.


By:  /s/ John A. Kelly
-----------------------------------
John A. Kelly, Vice-President & CFO

REPRESENTATIVE:

By:  /s/ James L. McCoy
-----------------------------------
President



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                                                                      SCHEDULE A

NAME:                 BONANZA INTERNATIONAL, INC.

                                 SMITH & WESSON
                         SALES REPRESENTATIVE AGREEMENT

PRODUCTS
--------

Handguns
Supplies, parts and accessories for above items
Handcuffs
Smith & Wesson apparel/promotional items
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                                                                      SCHEDULE B

NAME:                 BONANZA INTERNATIONAL, INC.

                                 SMITH & WESSON
                         SALES REPRESENTATIVE AGREEMENT

AREA OF RESPONSIBILITY
----------------------

The following indicates the primary area of responsibility for which the Representative has been appointed:

                     Latin America (South & Central America)
                                Caribbean Islands
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                                                                     SCHEDULE C

NAME:                 BONANZA INTERNATIONAL, INC.

                                 SMITH & WESSON
                         SALES REPRESENTATIVE AGREEMENT

COMPENSATION
------------

Commission rate will be 3% on products as referred to on Schedule A, or as negotiated.